Exhibit 99.1

First Patient Enrolled in U.S. STAR-D Pivotal Trial Evaluating the DrugSorb™-ATR Antithrombotic Removal System to Remove Apixaban and Rivaroxaban During Cardiothoracic Surgery

MONMOUTH JUNCTION, N.J., April 29, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced today that the first patient has been enrolled in the Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants (STAR-D) double-blind, randomized, controlled clinical trial designed to support FDA marketing approval of the DrugSorb™-ATR Antithrombotic Removal System for intraoperative removal of apixaban and rivaroxaban during cardiothoracic surgery. The STAR-D trial is being performed under the auspices of an FDA Breakthrough Device Designation and is expected to enroll up to 120 patients across 30 sites in the United States. The first patient was enrolled at Virginia Commonwealth University’s Pauley Heart Center by Principal Investigator Dr. Patricia A. Nicolato, D.O, Cardiothoracic Surgeon and Associate Professor in the Department of Surgery, Division of Cardiothoracic Surgery, Director of the Extracorporeal Life Support Program.

Dr. Nicolato stated, “We frequently encounter patients on direct oral anticoagulants, such as apixaban and rivaroxaban, who need urgent cardiac surgery and are at very high risk for serious bleeding complications.  Currently, there are no available solutions to help our team manage this complex clinical scenario and reduce the significant associated morbidity and excess costs.  We are pleased to enroll the first patient in the pivotal STAR-D trial investigating the ability of DrugSorb™-ATR to remove apixaban or rivaroxaban during urgent cardiac surgery.  If the results of STAR-D are positive, then DrugSorb™-ATR can be a safe and easy to implement solution to help cardiac surgeons around the world effectively address this important unmet medical need.”

Dr. Efthymios N. Deliargyris, Chief Medical Officer of CytoSorbents stated, “The successful enrollment of the first patient in STAR-D represents another major executional milestone in our strategy to obtain FDA approval for antithrombotic drug removal during cardiac surgery.  We continue to observe very high levels of interest from U.S. sites to participate in our STAR-T and STAR-D trials, and as such we obtained FDA approval to expand each study to 30 sites. We anticipate most of the study sites to participate in both trials, as they routinely operate on patients on ticagrelor, apixaban, or rivaroxaban, who all face an equally high risk of serious perioperative bleeding. DrugSorb-ATR is potentially a “one-stop-shop” solution to allow cardiac surgeons to operate on patients taking any of these drugs in a safe and timely manner. Importantly, we expect the total addressable market for this application to continue to grow globally, supported by the increasing usage of these latest generation antithrombotic agents worldwide and their upcoming generic availability in the future.”

In August 2021, the FDA granted CytoSorbents Breakthrough Device Designation to remove the Direct Oral Anticoagulants (DOACs) apixaban and rivaroxaban to reduce the risk of serious perioperative bleeding from urgent cardiothoracic surgery, recognizing this major unmet medical need. Apixaban (Eliquis®, Bristol-Myers Squibb/Pfizer) and rivaroxaban (Xarelto®, Janssen/Bayer) are two of the most commonly prescribed anticoagulants worldwide, including more than 5 million patients1 annually in the United States who are chronically on these medications to reduce the risk of deadly blood clots due to atrial fibrillation, prior history of heart attack or stroke, deep vein thrombosis, pulmonary embolism, and peripheral artery disease. We expect the number of patients prescribed these drugs to continue to climb based on the superior performance of these agents compared to older alternatives, underlying demographic trends in the aging baby boomer population, improved disease detection rates, and other factors. When patients on various “blood thinners”, like apixaban or rivaroxaban, require urgent cardiothoracic surgery, the risk of serious or life-threatening bleeding and complications is very high. Based on our estimates, at least 1% of patients in the U.S. on apixaban or rivaroxaban may require urgent cardiothoracic surgery on an annual basis. Today there are no approved or cleared alternatives in the U.S. to reduce bleeding risks during cardiothoracic surgery caused by direct oral anticoagulants. With the appropriate U.S. marketing approvals for removal of ticagrelor and the two leading DOACs during cardiothoracic surgery, DrugSorb-ATR has the potential to address these major unmet medical needs, while targeting an estimated U.S. total addressable market of one billion dollars.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 162,000 cumulative CytoSorb devices have been utilized as of December 31, 2021.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber. Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure. The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery. The Company has initiated two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR. The first is the 120-patient, 30 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery. The second is the 120-patient, 30 center STAR-D (Safe and Timely Antithrombotic Removal - Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

1 Agency for Healthcare Research and Quality. Number of people with purchase in thousands by prescribed drug, United States, 1996-2018. Medical Expenditure Panel Survey. Generated interactively May 27, 2021. CytoSorbents estimates.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, expectations regarding the future impacts of COVID-19 or the ongoing conflict between Russia and the Ukraine, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 10, 2022, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact: Eric Kim Rubenstein Public Relations 212-805-3052 ekim@rubensteinpr.com